UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

4670 Willow Road, Suite 125, Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K, originally filed by AEye, Inc. (the “Company”) on May 1, 2025 (the “Original Form 8-K”), is being filed solely to correct the aggregate amount of consulting fees previously disclosed as paid to Doron Simon and his consulting entity under Item 5.02. The Original Form 8-K incorrectly stated that the Company paid aggregate consulting fees of $456,000 to Mr. Simon and his consulting entity. The correct aggregate amount of consulting fees paid from June 2023 through March 2025 is $261,000. No other changes have been made to the Original Form 8-K. This Amendment should be read in conjunction with the Original 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2025 (the “Appointment Date”), the Board of Directors (the “Board”) of AEye, Inc. appointed Doron Simon, effective as of the Appointment Date, as a Class II director, which term will expire at the Company’s 2026 annual meeting of shareholders, and to serve on the Strategic Finance and M&A Committee.

Prior to his appointment as a director, Mr. Simon, directly and through his consulting entity, provided consulting services to the Company. In connection with the foregoing, the Company and Mr. Simon and his consulting entity entered into a consulting agreement, dated as of May 14, 2023, as amended from time to time, pursuant to which the Company (i) paid Mr. Simon and his consulting entity aggregate fees of $261,000 from June 2023 through March 2025 and (ii) granted Mr. Simon 33,970 restricted stock units, which have fully vested. The consulting agreement with Mr. Simon is expected to be terminated on or before May 14, 2025.

Mr. Simon will receive compensation for his service through the 2026 annual meeting in accordance with the Company’s standard compensation policies and practices for non-employee directors of the Board, which is described in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2025.

Other than as described above, there are no arrangements or understandings between Mr. Simon and any other person pursuant to which he was selected as a director of the Company. Mr. Simon has no family relationships with any of the Company’s directors or executive officers and, other than as disclosed above, is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K.

The Company will enter into its standard form of indemnification agreement with Mr. Simon, consistent with the form of indemnification agreement the Company has executed with each of the Company’s directors, the full text of which was filed with the Securities and Exchange Commission by the Company on August 23, 2021 as Exhibit 10.2 to a Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: May 9, 2025
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary